EXHIBIT 99.1

Zanett Oracle Solutions Created

Provides Single-Source, End-to-End Oracle Solutions

NEW YORK--Feb. 15, 2006--Zanett Inc. today announced that its operating company Zanett Commercial Solutions (ZCS) has formed a strategic end-to-end service platform to provide customers with an enhanced slate of Oracle ERP solutions. Newly formed, Zanett Oracle Solutions is comprised of the Whitbread, Back Bay and INRANGE regional brands.

End-to-End Oracle Solutions

Zanett Oracle Solutions now provides a single-source, end-to-end solutions capability for Oracle users enhancing the client's investment and greatly improving their productivity. End-to-End Oracle Solutions includes the implementation of the applications and the support of their infrastructure, together with development, integration, database, portal and reporting solutions.

Exploits full capabilities of Oracle

Zanett Oracle Solutions can maximize the value the client receives from its Oracle investment by assisting the client with the full functionality imbedded in the Oracle software purchase. By correctly implementing and exploiting the Oracle Middleware solutions package along with the Oracle Software, Zanett can help the client take advantage of such increased functionality as Oracle business portal, Oracle tools for application development, and Oracle business intelligence.

Oracle Fusion = PeopleSoft + JD Edwards + Siebel

Zanett Oracle Solutions can now assist Peoplesoft, JD Edwards, and Siebel clients implement the Oracle Service-Oriented Architecture to gain additional, immediate value from their current applications and to begin the migration toward Oracle Fusion. This will help clients to limit the scope and the costs of future Oracle Fusion installs.

About Zanett, Inc. (www.Zanett.com)

Zanett is an information technology ("IT") company that provides mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Commercial Solutions and Government Solutions.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, as well as related security and design services.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, Denver and Orange County, California. Founded in 2000, Zanett is listed on the Nasdaq under the symbol ZANE.

PLEASE READ THE FOLLOWING 3 PARAGRAPHS

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended March 31 2005, June 30, 2005 and September 31, 2005.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with, Oracle, Inc, and no implication is made what-so-ever to suggest as such.


Contact:
BPC Financial Marketing
John Baldissera, 800-368-1217